As filed with the Securities and Exchange Commission on August 10, 1995.

                                         Registration No. 33-61301
_____________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _____________

                                AMENDMENT NO. 1
                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933

                                  _____________


                                  AIRGAS, INC.
              (Exact name of registrant as specified in its charter)


                   Delaware                              56-0732648
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)                Identification No.)

                    Five Radnor Corporate Center, Suite 550
                             100 Matsonford Road
                          Radnor, Pennsylvania 19087
                               (610) 687-5253
            (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                                   _____________

                             TODD R. CRAUN, ESQUIRE
                                   AIRGAS, INC.
                       Five Radnor Corporate Center, Suite 550
                               100 Matsonford Road
                           Radnor, Pennsylvania  19087
                                 (610) 687-5253
                Address, including zip code, and telephone number,
                    including area code, of agent for service)

                                   _____________

                                     Copy to:

                              NANCY D. WEISBERG, ESQ.
                            MCCAUSLAND, KEEN & BUCKMAN
                      Five Radnor Corporate Center, Suite 500
                               100 Matsonford Road
                           Radnor, Pennsylvania 19087
_____________________________________________________________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /___/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/



                            CALCULATION OF REGISTRATION FEE

Title of each class                Proposed maximum   Proposed   Amount of
of securities to be  Amount to be  offering price     maximum    registration
registered           registered    per share(1)       offering   fee
                                                      price

Common Stock, $.01
par value per share    104,500       $26.438        $2,762,771    $953 (2)

_____________________

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 based upon the average of the low and high prices of Registrant's Common Stock on July 19, 1995 on the New York Stock Exchange.

     (2) The registration fee (in the amount of $1,094) was previously paid. The registrant has reduced the number of shares to be registered from 120,000 to 104,500 shares.

                                   AIRGAS, INC.
                       CROSS REFERENCE SHEET PURSUANT TO
                         ITEM 501(b) OF REGULATION S-K



     Item No.    Form S-3 Caption                  Prospectus Page or Caption
     --------    ----------------                  --------------------------

     1.          Forepart of the Registration      Facing Page; Cross
                 Statement and Outside             Reference Sheet; Outside
                 Front Cover Page of Prospectus    Front Cover Page

     2.          Inside Front and Outside Back     Inside Front Cover Page;
                 Cover Pages of Prospectus         Outside Back Cover Page

     3.          Summary Information, Risk         Not Applicable
                 Factors and Ratio of Earnings
                 to Fixed Charges

     4.          Use of Proceeds                   Use of Proceeds

     5.          Determination of Offering Price   Not Applicable

     6.          Dilution                          Not Applicable

     7.          Selling Security Holders          Selling Stockholders

     8.          Plan of Distribution              Plan of Distribution

     9.          Description of Securities to      Incorporated by Reference
                 be Registered                     from the Registrant's
                                                   Registration Statement
                                                   on Form 8-A

    10.          Interests of Named Experts        Legal Matters
                 and Counsel

    11.          Material Changes                  Not Applicable

    12.          Incorporation of Certain          Incorporation by Reference
                 Information by Reference

    13.          Disclosure of Commission          Not Applicable
                 Position on Indemnification
                 for Securities Act Liabilities

PROSPECTUS
__________


                                  AIRGAS, INC.
                                 ____________

                         104,500 Shares of Common Stock





     Up to 104,500 shares (the "Shares") of Airgas, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), may be offered from time to time under this Prospectus by certain stockholders of the Company (the "Selling Stockholders"). The Shares have been or may be issued by the Company to the Selling Stockholders, pursuant to the acquisition of a company of which the Selling Stockholders were stockholders. See "Selling Stockholders."

     The issuance of the Shares by the Company to the Selling Stockholders is not being registered hereunder. Only the resale of the Shares by the Selling Stockholders is covered by this Prospectus. Any such sales may be in one or more transactions to be executed on the New York Stock Exchange, on any other exchange on which the Common Stock may be traded or in the over-the-counter market at prices prevailing at the times of such sales or in private sales at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

     The Common Stock is traded on the New York Stock Exchange. The last reported sale price of the Common Stock, on August 9, 1995, as reported on the New York Stock Exchange, was $27.125 per share.


                     THESE SECURITIES HAVE NOT BEEN APPROVED OR
                DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
                  NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
                OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                          TO THE CONTRARY IS A CRIMINAL OFFENSE.





            The date of this Prospectus is August 10, 1995.

                            AVAILABLE INFORMATION
                            _____________________

      Airgas, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company's Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus concerning any contract or other document filed with or incorporated by reference in the Registration Statement are not necessarily complete, each statement being qualified in all respects by such reference. For further information regarding the Company and the Common Stock, reference is made to the Registration Statement, including the documents and exhibits filed or incorporated as a part thereof, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and copies of all or any part thereof may be obtained from such office upon payment of the fees prescribed by the Commission.

                           INCORPORATION BY REFERENCE
                           __________________________

     The following documents filed by the Company with the Commission (File No. 1-9344) are incorporated herein by reference:


     (1) The Company's annual report on Form 10-K and Form 10-K/A1 for the fiscal year ended March 31, 1995;

     (2)     The Company's Proxy Statement dated July 5, 1995;

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

     (4) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1995; and

     (5) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A effective under Section (12(b) of the Exchange Act on December 19, 1986.



All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering made herein, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.


     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all information that has been incorporated by reference in this Prospectus (but not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in the information that this Prospectus incorporates), each such request to be addressed as follows: Todd
R. Craun, Esquire, Airgas Inc., Five Radnor Corporate Center, Suite 550, 100 Matsonford Road, Radnor, Pennsylvania 19087, (610) 687-5253.


                               THE COMPANY
                               ___________

    The Company distributes industrial, medical, and specialty gases and a wide selection of name-brand welding equipment, accessories and industrial protective equipment. The Company believes that its industrial gas distribution network is the largest industrial gas distribution system in the United States. The Company's principal business strategy is to continue to expand its distribution network, through a program of acquiring independent distributors. The Company also manufactures and sells acetylene, nitrous oxide, carbon products and calcium carbide.

                               THE OFFERING
                               ____________

     On August 1, 1995, the Company acquired Kennedy Welding Supply & Equipment Corporation ("Kennedy"), and, as a result, the former shareholders of Kennedy received a total of 79,127 shares of the Company's Common Stock. In addition, up to 15,873 shares (the "Holdback Shares") of the Company's Stock will be issued to the Selling Stockholders 150 days after August 1, 1995. The number of Holdback Shares may be adjusted based upon levels of certain accounts receivable, working capital assets, and indemnity claims. The Stockholders may also receive additional shares (the "Additional Shares") three years after August 1,1995 if the fair market value of the Company's Common Stock on such date is less than the fair market value on August 1, 1995. The number of Additional Shares to be issued would be based upon the number of Shares held by the Selling Stockholders on the third anniversary date and the difference in the fair market value of the Common Stock on August 1,1995 and the date three years after August 1, 1995.


     A registration rights and stock price guarantee agreement between the Company and each of the Selling Stockholders provides the Selling Stockholders with certain registration rights. The registration statement of which this Prospectus is a part has been filed by the Company in satisfaction of the Company's obligations to register the Shares for sale by the Selling Stockholders pursuant to the registration rights provided under such agreement.


                                USE OF PROCEEDS
                                _______________

     The Company will receive no proceeds from any sales of the Shares by the Selling Stockholders.

     The Company will pay all fees and expenses incurred by the Company in connection with registering the Shares for sale under the Securities Act.


                              PLAN OF DISTRIBUTION
                              ____________________

     The Company has been advised by the Selling Stockholders that they or, in the event of the death of a Selling Stockholder, the Selling Stockholder's personal representative, may sell all, or a portion or none of the Shares registered for sale by them hereunder from time to time. Upon the transfer of any Shares by a Selling Stockholder by gift or inheritance to certain family members, the donee would have the same rights of sale as such Selling Stockholder under this Prospectus. Any such sales may be in one or more transactions to be executed on the New York Stock Exchange, on any other exchange on which the Common Stock may be traded or in the over-the-counter market at prices prevailing at the times of such sales or in private sales at prices related to the prevailing market prices or at negotiated prices.
The sales may involve (a) a block transaction in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases as a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. The Selling Stockholders have advised the Company that in the event that their sales of the Shares are deemed to be a "distribution" for purposes of Rule 10b-6 promulgated under the Securities and Exchange Act of 1934, they will comply with the provisions of the rule, if applicable. Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions (which compensation may be in excess of customary commissions). The Selling Stockholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. In the event that a Selling Stockholder engages an underwriter in connection with the sale of Shares, the Selling Stockholder has agreed to file with the Commission, as an exhibit to the registration statement of which this Prospectus is a part, an underwriting agreement, if any, entered into with such underwriter and to disclose any compensation arrangement between the Selling Stockholder and the underwriter in a supplement to this Prospectus or, if required, in a post-effective amendment to the registration statement of which this Prospectus is a part. Any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this Prospectus.

                                SELLING STOCKHOLDERS


     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of August 1, 1995, and as adjusted to reflect the sale of the Shares by the Selling Stockholders. None of the individuals identified below owns more than 1% of the Company's outstanding Common Stock as of the date of this Prospectus. Unless otherwise indicated, the Selling Stockholders listed possess sole voting and investment power with respect to the shares listed.


                        Number of Shares                   Number of Shares
                        Beneficially Owned                 Beneficially Owned
                        Prior to the        Shares Being   After the
Selling Stockholders    Offering(1)         Offered (1)    Offering(1)
____________________    __________________  _____________  ___________________


Albert E. Kennedy          26,260 (8)         25,860         400
Stephen E. Kennedy (2)     54,512 (9)         54,512          --
Carla J. Kennedy (3)       54,512             54,512          --
Stephen E. Kennedy
 Children's Trust,
 Stephen E. Kennedy,
 Trustee                    8,778              8,778          --
Richard Yniguez (4)         3,657              3,657          --
Brian MacDonald (5)         3,657              3,657          --
Earl Gottschalk (6)         3,657              3,657          --
Robert Banks (7)            3,657              3,657          --
Ida Ilene Kennedy          26,260 (8)         26,260         400


     (1) Assumes that the Selling Stockholders sell all of the Shares being offered. Includes the Holdback Shares to be issued 150 days after August 1,1995 but not the Additional Shares, if any, that may be issued three years after August 1, 1995.
     (2) Since August 1, 1995, Stephen Kennedy has served as a General Manager of Trinity Airgas, Inc. a subsidiary of the Company ("Trinity").
     (3) Since August 1, 1995, Carla Kennedy has served as an Assistant Controller of Trinity.
     (4) Since August 1, 1995, Mr. Yniguez has served as a Sales Manager of Trinity.
     (5) Since August 1, 1995, Mr. MacDonald has served as an Operations Manager of Trinity.
     (6) Since August 1, 1995, Mr. Gottschalk has served as a Pumping Manger of Trinity.
     (7) Since August 1, 1995, Mr. Banks has served as a Branch Manager of Trinity.
     (8) Includes 285 shares held by Ida Ilene Kennedy, Albert E. Kennedy's spouse, 25,575 shares held by Albert E. Kennedy and 400 shares held jointly by Albert and Ida Ilene Kennedy.
     (9) Includes 6,308 shares held by Carla J. Kennedy, Stephen E. Kennedy's spouse, 39,426 shares held by Stephen E. Kennedy and 8,778 shares held by a trust, of which Stephen E. Kennedy is the trustee, for the benefit of the children of Stephen and Carla Kennedy.

     The Company is not able to determine, at this time, the number of Holdback Shares or Additional Shares, if any, that ultimately will be issued to the Selling Shareholders, since the amounts are based upon future events.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for the Company's Common Stock is The Bank of New York.


                                 LEGAL MATTERS
                                 _____________


     The validity of the Common Stock offered hereby will be passed upon for the Selling Stockholders by McCausland, Keen & Buckman, Radnor, Pennsylvania. Certain attorneys of McCausland, Keen & Buckman beneficially own, in the aggregate, 27,195 shares of the Company's Common Stock and warrants to purchase 16,220 shares of the Common Stock.


                                    EXPERTS
                                    _______


     The consolidated financial statements and schedules of Airgas, Inc. as of March 31, 1995 and 1994, and for each of the years in the three-year period ended March 31, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesman or other
person has been authorized to
give any information or to
make any representations not
contained in this Prospectus
in connection with the offer
contained herein, and, if
given or made, such information
or representation must not be
relied upon as having been
authorized by the Company or
Selling Stockholder. This
Prospectus does not constitute
an offer to sell, or a
solicitation of an offer to buy                          AIRGAS, INC.
any securities offered hereby                         104,500 Shares of Common
Stock
in any jurisdiction to any
person to whom it is not lawful
to make any such offer or
solicitation in such jurisdiction.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, Common Stock
under any circumstances, create
an implication that there has been
no change in the affairs of the
Company since the date hereof or
that the information contained
herein is correct as of any time
subsequent to its date.

_______________________

TABLE OF CONTENTS

Available Information. . . .  2
Incorporation By Reference .  3                 _____________________________
The Company. . . . . . . . .  3
The Offering . . . . . . . .  3
Use of Proceeds. . . . . . .  4                         PROSPECTUS
Plan of Distribution . . . .  4
Selling Stockholders . . . .  6
Legal Matters. . . . . . . .  7                 _____________________________
Experts. . . . . . . . . . .  7
                                                      August 10, 1995

                                   PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

          Registration Fee           $ 1,094 *
          NYSE Listing Fee             1,500
          Printing and Engraving       1,000
          Accounting Fees              3,000
          Legal Fees                   6,000
          Miscellaneous                5,000

               Total                 $17,594

     ________________
     *   Actual


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees, and other agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except the indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The Company's articles of incorporation provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Company to the full extent authorized or permitted by Delaware law. The articles also provide that the Company may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements) and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts. The Company has entered into such indemnification agreements with its directors and executive officers.

ITEM 16.  EXHIBITS.


        5. Opinion and consent of McCausland, Keen & Buckman, counsel to the Company.

        23.1  Consent of McCausland, Keen & Buckman (included in Exhibit 5)

        23.2  Consent of KPMG Peat Marwick LLP.

       *24.   Power of Attorney (see signature page)

        ___________________________

         *     Previously filed.



ITEM 17.  UNDERTAKINGS.

     I.     Rule 415 Offering.  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     II.     Filings Incorporating Subsequent Exchange Act Documents by
Reference.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     III.     Acceleration of Effectiveness - Indemnification Undertaking.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     IV.     Registration Statement Permitted by Rule 430A.

          The undersigned registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                         SIGNATURES
                                         __________


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on August 10, 1995.

                               AIRGAS, INC.


                               By:/S/PETER McCAUSLAND
                                 __________________________________________
                                 Peter McCausland, Chairman of the Board
                                 and Chief Executive Officer


                               By:/S/BRITTON H. MURDOCH
                                  __________________________________________

                                 Britton H. Murdoch, Vice President/Finance
                                  and Chief Financial Officer


                               By:/S/JEFFREY P. CORNWELL
                                  ___________________________________________
                                  Jeffrey P. Cornwell, Corporate Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.


W. Thacher Brown, Director*



Frank B. Foster, III, Director*



James M. Hoak, Jr., Director*



John A.H. Shober, Director*



Erroll C. Sult, Director*



Robert L. Yohe, Director*



Merril L. Stott, Director*


* Todd R. Craun, by signing his name hereto, does sign this Registration Statement on behalf of each of the indicated directors of the Registrant, pursuant to powers of attorney executed by each of such directors and filed with the Securities and Exchange Commission, on the date indicated.



/S/TODD R. CRAUN
__________________________________                 Date: August 10, 1995
Todd R. Craun, Attorney-in-Fact